EXHIBIT 5.1


                              LAW OFFICES ENGLISH,
                            MCCAUGHAN & O'BRYAN, P.A.
                                    ---------
                           100 NORTHEAST THIRD AVENUE
                                   SUITE 1100
                       FORT LAUDERDALE, FLORIDA 33301-1146
                            TELEPHONE (954) 462-3300
                            FACSIMILE (954) 763-2439


                                                              October 25, 2001


Board of Directors
Webb Mortgage Depot, Inc.
155 NE Spanish River Blvd.
Boca Raton, FL 33431

                  Re: Webb Mortgage Depot, Inc. (the "Company")
                  ---------------------------------------------
Gentlemen:

         You have requested our opinion in connection with the registration of resales of 1,965,000 shares ("Shares") of common stock as described in the Company's registration statement on Form SB-2 ("Registration Statement) to which this opinion is attached as Exhibit 5.1.

         We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the original issuances of the Shares, and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

         In rendering the foregoing opinion, we have (i) assumed (a) that the resolutions ("Resolutions") of the Board of Directors of the Company authorizing the Company to issue the Shares were not rescinded or revoked and remain in full force and effect and (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and (c) the genuineness of all signatures thereon, and (ii) relied, as to certain factual matters, without any independent investigation, inquiry or verification, upon statements contained in the Resolutions or certificates of public officials and of representatives of the Company. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Florida.

Board of Directors
Webb Mortgage Depot, Inc.
October 25, 2001
Page 2
         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation SB.

         Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                          Sincerely,

                                          /s/ ENGLISH, MCCAUGHAN & O'BRYAN, P.A.